EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Earl L Yager, as Chief Executive Officer of CHAD Therapeutics, Inc. (the “Company”), and Tracy A. Kern, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, that

     (1) the Company’s Quarterly Report of Form 10-Q for the quarterly period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2004	/s/ Earl L Yager

Earl L. Yager
Chief Executive Officer
Of
CHAD Therapeutics, Inc.

Dated: August 11, 2004	/s/Tracy A. Kern

Tracy A. Kern
Chief Financial Officer
Of
CHAD Therapeutics, Inc.